                                                                    EXHIBIT 25.1
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE
                      CHECK IF AN APPLICATION TO DETERMINE
             ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)

                            ------------------------

                        FIRST TRUST NATIONAL ASSOCIATION
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

                                   36-4046888
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

   111 E. WACKER DRIVE, SUITE 3000                      60601
          CHICAGO, ILLINOIS                           (ZIP CODE)
   (ADDRESS OF PRINCIPAL EXECUTIVE
               OFFICER)

                            ------------------------

                                  G.M. CARROLL
                        FIRST TRUST NATIONAL ASSOCIATION
                        111 E. WACKER DRIVE, SUITE 3000
                            CHICAGO, ILLINOIS 60601
                           TELEPHONE: (312) 228-9451
           (NAME, ADDRESS, AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                            ------------------------

                              COLEMAN ESCROW CORP.
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)


               DELAWARE                               65-0752460
   (STATE OR OTHER JURISDICTION OF                 (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)              IDENTIFICATION NUMBER)


        5900 N. ANDREWS AVENUE
              SUITE 700

       FT. LAUDERDALE, FLORIDA                          33309
   (ADDRESS OF PRINCIPAL EXECUTIVE                    (ZIP CODE)
               OFFICES)

         SENIOR SECURED FIRST PRIORITY DISCOUNT EXCHANGE NOTES DUE 2001
        SENIOR SECURED SECOND PRIORITY DISCOUNT EXCHANGE NOTES DUE 2001
                        (TITLE OF INDENTURE SECURITIES)

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--------------------------------------------------------------------------------

ITEM 1. GENERAL INFORMATION.

     FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE.

     (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

     Comptroller of the Currency, Washington, D.C.

     (B) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

     Yes.

ITEM 2. AFFILIATIONS WITH OBLIGOR.

     IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

     The obligor is not an affiliate of the trustee.

ITEM 3. VOTING SECURITIES OF THE TRUSTEE.

     FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF VOTING SECURITIES OF THE TRUSTEE.

                              AS OF JUNE 12, 1997

                      COL.A                            COL. B
--------------------------------------------------   -----------
                                                       AMOUNT
                  TITLE OF CLASS                     OUTSTANDING
--------------------------------------------------   -----------


     Not applicable by virtue of response to Item 13.

ITEM 4. TRUSTEESHIPS UNDER OTHER INDENTURES.

     IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, FURNISH THE FOLLOWING INFORMATION:

     (A) TITLE OF THE SECURITIES OUTSTANDING UNDER EACH SUCH OTHER INDENTURE.

     Not applicable by virtue of response to Item 13.

     (B) A BRIEF STATEMENT OF THE FACTS RELIED UPON AS A BASIS FOR THE CLAIM THAT NO CONFLICTING INTEREST WITHIN THE MEANING OF SECTION 310(B)(1) OF THE ACT

ARISES AS A RESULT OF THE TRUSTEESHIP UNDER ANY SUCH OTHER INDENTURE, INCLUDING A STATEMENT AS TO HOW THE INDENTURE SECURITIES WILL RANK AS COMPARED WITH THE SECURITIES ISSUED UNDER SUCH OTHER INDENTURE.

     Not applicable by virtue of response to Item 13.

ITEM 5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

     IF THE TRUSTEE OR ANY OF THE DIRECTORS OR EXECUTIVE OFFICERS OF THE TRUSTEE IS A DIRECTOR, OFFICER, PARTNER, EMPLOYEE, APPOINTEE, OR REPRESENTATIVE OF THE OBLIGOR OR OF ANY UNDERWRITER FOR THE OBLIGOR, IDENTIFY EACH SUCH PERSON HAVING ANY SUCH CONNECTION AND STATE THE NATURE OF EACH SUCH CONNECTION.

     Not applicable by virtue of response to Item 13.

ITEM 6. VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS.

FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF THE TRUSTEE OWNED BENEFICIALLY BY THE OBLIGOR AND EACH DIRECTOR, PARTNER AND EXECUTIVE OFFICER OF THE OBLIGOR.

                              AS OF JUNE 12, 1997

                 COL. A                    COL. B       COL. C               COL. D
----------------------------------------   ------    ------------    ----------------------
                                                                      PERCENTAGE OF VOTING
                                           TITLE        AMOUNT       SECURITIES REPRESENTED
                                             OF         OWNED          BY AMOUNT GIVEN IN
             NAME OF OWNER                 CLASS     BENEFICIALLY            COL. C
----------------------------------------   ------    ------------    ----------------------


     Not applicable by virtue of response to Item 13.

ITEM 7. VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR
        OFFICIALS.

     FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF THE TRUSTEE OWNED BENEFICIALLY BY EACH UNDERWRITER FOR THE OBLIGOR AND EACH DIRECTOR, PARTNER, AND EXECUTIVE OFFICER OF EACH SUCH UNDERWRITER.

                              AS OF JUNE 12, 1997


                            COL. A                                COL. B       COL. C               COL. D
---------------------------------------------------------------   ------    ------------    ----------------------
                                                                                             PERCENTAGE OF VOTING
                                                                  TITLE        AMOUNT       SECURITIES REPRESENTED
                                                                    OF         OWNED          BY AMOUNT GIVEN IN
                         NAME OF OWNER                            CLASS     BENEFICIALLY            COL. C
---------------------------------------------------------------   ------    ------------    ----------------------


Not applicable by virture of response to Item 13.

ITEM 8. SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

     FURNISH THE FOLLOWING INFORMATION AS TO SECURITIES OF THE OBLIGOR OWNED BENEFICIALLY OR HELD AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT BY THE
TRUSTEE:

                              AS OF JUNE 12, 1997

                 COL. A                      COL. B               COL. C                     COL. D
-----------------------------------------   ---------    -------------------------    ---------------------
                                             WHETHER
                                               THE
                                            SECURITIES   AMOUNT OWNED BENEFICIALLY
                                               ARE         OR HELD AS COLLATERAL
                                            VOTING OR    SECURITY FOR OBLIGATIONS       PERCENT OF CLASS
                                            NONVOTING               IN                REPRESENTED BY AMOUNT
             TITLE OF CLASS                 SECURITIES            DEFAULT                GIVEN IN COL. C
-----------------------------------------   ---------    -------------------------    ---------------------


     Not applicable by virtue of response to Item 13.

ITEM 9. SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

     IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT ANY SECURITIES OF AN UNDERWRITER FOR THE OBLIGOR. FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF SECURITIES OF SUCH UNDERWRITER ANY OF WHICH ARE SO OWNED OR HELD BY THE TRUSTEE.

                              AS OF JUNE 12, 1997


                       COL. A                            COL. B               COL. C                 COL. D
----------------------------------------------------   -----------    ----------------------    ----------------
                                                                           AMOUNT OWNED
                                                                       BENEFICIALLY OR HELD     PERCENT OF CLASS
                                                                      AS COLLATERAL SECURITY     REPRESENTED BY
                                                         AMOUNT         FOR OBLIGATIONS IN        AMOUNT GIVEN
         NAME OF ISSUER AND TITLE OF CLASS             OUTSTANDING      DEFAULT BY TRUSTEE         IN COL. C
----------------------------------------------------   -----------    ----------------------    ----------------


     Not applicable by virtue of response to Item 13.

ITEM 10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

     IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT VOTING SECURITIES OF A PERSON WHO, TO THE KNOWLEDGE OF THE TRUSTEE (1) OWNS 10 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR OR (2) IS AN AFFILIATE, OTHER THAN A SUBSIDIARY, OF THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF SUCH PERSON.

                              AS OF JUNE 12, 1997

                       COL. A                            COL. B               COL. C                 COL. D
----------------------------------------------------   -----------    ----------------------    ----------------
                                                                           AMOUNT OWNED
                                                                       BENEFICIALLY OR HELD     PERCENT OF CLASS
                                                                      AS COLLATERAL SECURITY     REPRESENTED BY
                                                         AMOUNT         FOR OBLIGATIONS IN        AMOUNT GIVEN
         NAME OF ISSUER AND TITLE OF CLASS             OUTSTANDING      DEFAULT BY TRUSTEE         IN COL. C
----------------------------------------------------   -----------    ----------------------    ----------------


     Not applicable by virtue of response to Item 13.

ITEM 11. OWNERSHIP OF HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

     IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT ANY SECURITIES OF A PERSON WHO, TO THE KNOWLEDGE OF THE TRUSTEE, OWNS 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF SECURITIES OF SUCH PERSON ANY OF WHICH ARE SO OWNED OR HELD BY THE TRUSTEE.


                                            AS OF JUNE 12, 1997

                                                                         COL. C
                                                                 ----------------------         COL. D
                                                                      AMOUNT OWNED         ----------------
                                                    COL. B        BENEFICIALLY OR HELD     PERCENT OF CLASS
                    COL. A                        -----------    AS COLLATERAL SECURITY     REPRESENTED BY
-----------------------------------------------     AMOUNT         FOR OBLIGATIONS IN        AMOUNT GIVEN
       NAME OF ISSUER AND TITLE OF CLASS          OUTSTANDING      DEFAULT BY TRUSTEE         IN COL. C
-----------------------------------------------   -----------    ----------------------    ----------------


     Not applicable by virtue of response to Item 13.

ITEM 12. INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

     EXCEPT AS NOTED IN THE INSTRUCTIONS, IF THE OBLIGOR IS INDEBTED TO THE TRUSTEE, FURNISH THE FOLLOWING INFORMATION:

                                        AS OF JUNE 12, 1997

                              COL. A                                        COL. B           COL. C
                      NATURE OF INDEBTEDNESS                          AMOUNT OUTSTANDING    DATE DUE
-------------------------------------------------------------------   ------------------    --------


     Not applicable by virtue of response to Item 13.

ITEM 13. DEFAULTS BY THE OBLIGOR.

     (A) STATE WHETHER THERE IS OR HAS BEEN A DEFAULT WITH RESPECT TO THE SECURITIES UNDER THIS INDENTURE. EXPLAIN THE NATURE OF SUCH DEFAULT.

     There is not nor has there been a default with respect to the securities under this indenture.

     (B) IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, OR IS TRUSTEE FOR MORE THAN ONE OUTSTANDING SERIES OF SECURITIES UNDER THE INDENTURE, STATE WHETHER THERE HAS BEEN A DEFAULT UNDER ANY SUCH INDENTURE OR SERIES, IDENTIFY THE INDENTURE OR SERIES AFFECTED, AND EXPLAIN THE NATURE OR ANY SUCH DEFAULT.

     There is not nor has there been a default with respect to the securities under this indenture. The trustee is not a trustee under other indentures under which any other securities or certificates of interest or participation in any other securities of the obligor are outstanding.

ITEM 14. AFFILIATIONS WITH THE UNDERWRITERS.

     IF ANY UNDERWRITER IS AN AFFILIATE OF THE TRUSTEE OF THE TRUSTEES, DESCRIBE EACH SUCH AFFILIATION.

     Not applicable by virtue of response to Item 13.

ITEM 15. FOREIGN TRUSTEE.

     IDENTIFY THE ORDER OR RULE PURSUANT TO WHICH THE FOREIGN TRUSTEE IS AUTHORIZED TO ACT AS SOLE TRUSTEE UNDER INDENTURES QUALIFIED OR TO BE QUALIFIED UNDER THE ACT.

     Not applicable.

ITEM 16. LIST OF EXHIBITS.

     LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

     1. A copy of the Articles of Association of First Trust National Association as now in effect, incorporated herein by reference to Exhibit 1 to T-1; Registration No. 333-19025.

     2. A copy of the certificate of authority to commence business, incorporated herein by reference to Exhibit 2 to T-1; Registration No. 33-64175.

     3. A copy of the certificate of authority to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 to T-1; Registration No. 33-64175.

     4. A copy of the existing By-Laws of First Trust National Association as now in effect, filed herewith.

     5. Not applicable by virtue of response to Item 13.

     6. The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference to Exhibit 6 to T-1; Registration No. 33-64175.

     7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority, filed herewith.

     8. Not applicable.

     9. Not applicable.

                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, First Trust National Association, a National Banking Association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Chicago, and state of Illinois, as of 12th day of June, 1997.

                                          FIRST TRUST NATIONAL ASSOCIATION

                                          By:         /s/ G.M. CARROLL
                                              ---------------------------------
                                                        G.M. Carroll
                                                Vice President and Assistant
                                                        Secretary

                                                                       EXHIBIT 4

                                  FIRST TRUST
                              NATIONAL ASSOCIATION
                                     BYLAWS
                        AS LAST AMENDED ON JULY 16, 1996

                                   ARTICLE I
                            MEETINGS OF SHAREHOLDERS

     Section 1.1. Annual Meeting. The annual meeting of the shareholders, for the election of directors and the transaction of other business, shall be held at a time and place as the Chairman or President may designate. Notice of such meeting shall be given at least ten days prior to the date thereof, to each shareholder of the Association. If, for any reason, an election of directors is not made on the designated day, the election shall be held on some subsequent day, as soon thereafter as practicable, with prior notice thereof.

     Section 1.2. Special Meetings. Except as otherwise specially provided by law, special meetings of the shareholders may be called for any purpose, at any time by a majority of the board of directors, or by any shareholder or group of shareholders owning at least ten percent of the outstanding stock. Every such special meeting, unless otherwise provided by law, shall be called upon not less than ten days prior notice stating the purpose of the meeting.

     Section 1.3. Nominations for Directors. Nominations for election to the board of directors may be made by the board of directors or by any shareholder.

     Section 1.4. Proxies. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing. Proxies shall be valid only for one meeting and any adjournments of such meeting and shall be filed with the records of the meeting.

     Section 1.5. Quorum. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Association.

                                   ARTICLE II
                                   DIRECTORS

     Section 2.1. Board of Directors. The board of directors (hereinafter referred to as the 'board'), shall have power to manage and administer the business and affairs of the Association. All authorized corporate powers of the Association shall be vested in and may be exercised by the board.

     Section 2.2. Powers. In addition to the foregoing, the board of directors shall have and may exercise all of the powers granted to or conferred upon it by the Articles of Association, the Bylaws and by law.

     Section 2.3. Number. The board shall consist of a number of members to be fixed and determined from time to time by resolution of the board or the shareholders at any meeting thereof, in accordance with the Articles of Association.

     Section 2.4. Organization Meeting. The newly elected board shall meet for the purpose of organizing the new board and electing and appointing such officers of the Association as may be appropriate. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within thirty days thereafter. If, at the time fixed for such meeting, there shall not be a quorum present, the directors present may adjourn the meeting until a quorum is obtained.

     Section 2.5. Regular Meetings. The regular meetings of the board shall be held, without notice, as the Chairman or President may designate and deem suitable.

     Section 2.6. Special Meetings. Special meetings of the board may be called by the Chairman or the President of the Association, or at the request of two or more directors. Each member of the board shall be given notice stating the time and place of each such meeting.

     Section 2.7. Quorum. A majority of the directors shall constitute a quorum at any meeting, except when otherwise provided by law; but fewer may adjourn any meeting. Unless otherwise provided, once a quorum is established, any act by a majority of those constituting the quorum shall be the act of the board.

     Section 2.8. Vacancies. When any vacancy occurs among the directors, the remaining members of the board may appoint a director to fill such vacancy at any regular meeting of the board, or at a special meeting called for that purpose.

                                  ARTICLE III
                                   COMMITTEES

     Section 3.1. Advisory Board of Directors. The board may appoint persons, who need not be directors, to serve as advisory directors on an advisory board of directors established with respect to the business affairs of either this Association alone or the business affairs of a group of affiliated organizations of which this Association is one. Advisory directors shall have the powers and duties as may be determined by the board, provided, that the board's responsibility for the business and affairs of this Association shall in no respect be delegated or diminished.

     Section 3.2. Audit Committee. The board shall appoint an Audit Committee which shall consist of at least two Directors. If legally permissible, the board may determine to name itself as the Audit Committee. The Audit Committee shall direct and review audits of the Association's fiduciary activities.

     The members of the Audit Committee shall be appointed each year and shall continue to act until their successors are named. The Audit Committee shall have power to adopt its own rules and procedures and to do those things which in the judgment of such Committee are necessary or helpful with respect to the exercise of its functions or the satisfaction of its responsibilities.

     Section 3.3. Executive Committees. The board may appoint an Executive Committee which shall consist of at least three directors and which shall have, and may exercise, all the powers of the board between meetings of the board or otherwise when the board is not meeting.

     Section 3.4. Other Committees. The board may appoint, from time to time, committees of one or more persons who need not be directors, for such purposes and with such powers as the board may determine. In addition, either the Chairman or the President may appoint, from time to time, committees of one or more officers, employees, agents or other persons, for such purposes and with such powers as either the Chairman or the President deems appropriate and proper.

     Whether appointed by the board, the Chairman, or the President, any such Committee shall at all times be subject to the direction and control of the board.

     Section 3.5. Meeting Minutes and Rules. An advisory board of directors and/or committee shall meet as necessary in consideration of the purpose of the advisory board of directors or committee, and shall maintain minutes in sufficient detail to indicate actions taken or recommendations made; unless required by the members, discussions, votes or other specific details need not be reported. An advisory board of directors or a committee may, in consideration of its purpose, adopt its own rules for the exercise of any of its functions or authority.

                                   ARTICLE IV
                             OFFICERS AND EMPLOYEES

     Section 4.1. Chairman of the Board. The board may appoint one of its members to be Chairman of the board to serve at the pleasure of the board. The Chairman shall supervise the carrying out of the policies adopted or approved by the board; shall have general executive powers, as well as the specific powers conferred by these Bylaws; shall also have and may exercise such powers and duties as from time to time may be conferred upon or assigned by the board.

     Section 4.2. President. The board may appoint one of its members to be President of the Association. In the absence of the Chairman, the President shall preside at any meeting of the board. The President shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the Office of President, or imposed by these Bylaws. The President shall also have and may exercise such powers and duties as from time to time may be conferred or assigned by the board.

     Section 4.3. Vice President. The board may appoint one or more Vice

Presidents who shall have such powers and duties as may be assigned by the board and to perform the duties of the President on those occasions when the President is absent, including presiding at any meeting of the board in the absence of the Chairman and President.

     Section 4.4. Secretary. The board shall appoint a Secretary, or other designated officer who shall be Secretary of the board and of the Association, and shall keep accurate minutes of all meetings. The Secretary shall attend to the giving of all notices required by these Bylaws to be given; shall be custodian of the corporate seal, records, document and papers of the Association; shall provide for the keeping of proper records of all transactions of the Association; shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the Secretary, or imposed by these Bylaws; and shall also perform such other duties as may be assigned from time to time by the board.

     Section 4.5. Other Officers. The board may appoint, and may authorize the Chairman or the President to appoint, any officer as from time to time may appear to the board, the Chairman or the President to be required or desirable to transact the business of the Association. Such officers shall exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon or assigned to them by these Bylaws, the board, the Chairman or the President.

     Section 4.6. Tenure of Office. The Chairman or the President and all other officers shall hold office for the current year for which the board was elected, unless they shall resign, become disqualified, or be removed. Any vacancy occurring in the Office of Chairman or President shall be filled promptly by the board.

     Any officer elected by the board or appointed by the Chairman or the President may be removed at any time, with or without cause, by the affirmative vote of a majority of the board or, if such officer was appointed by the Chairman or the President, by the Chairman or the President, respectively.

                                   ARTICLE V
                                     STOCK

     Section 5.1. Shares of stock shall be transferable on the books of the Association, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to such person's shares, succeed to all rights of the prior holder of such shares. Each certificate of stock shall recite on its face that the stock represented thereby is transferable only upon the board of the Association properly endorsed.

                                   ARTICLE VI
                                 CORPORATE SEAL

     Section 6.1. The Chairman, the President, the Secretary, any Assistant

Secretary or other officer designated by the board, the Chairman, or the President, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the following form:

                                     [SEAL]

                                  ARTICLE VII
                            MISCELLANEOUS PROVISIONS

     Section 7.1. Execution of Instruments. All agreements, checks, drafts, orders, indentures, notes, mortgages, deeds, conveyances, transfers, endorsements, assignments, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, guarantees, proxies and other instruments or documents may be signed, countersigned, executed, acknowledged, endorsed, verified, delivered or accepted on behalf of the Association, whether in a fiduciary capacity or otherwise, by any officer of the Association, or such employee or agent as may be designated from time to time by the board by resolution, or by the Chairman or the President by written instrument, which resolution or instrument shall be certified as in effect by the Secretary or an Assistant Secretary of the Association. The provisions of this section are supplementary to any other provision of the Articles of Association or Bylaws.

     Section 7.2. Records. The Articles of Association, the Bylaws and the proceedings of all meetings of the shareholders, the board, and standing committees of the board, shall be recorded in appropriate minute books provided for that purpose. The minutes or each meeting shall be signed by the Secretary, or other officer appointed to act as Secretary of the meeting.

     Section 7.3. Trust Files. There shall be maintained in the Association files all fiduciary records necessary to assure that its fiduciary responsibilities have been property undertaken and discharged.

     Section 7.4. Trust Investments. Funds held in a fiduciary capacity shall be invested according to the instrument establishing the fiduciary relationship and according to law. Where such instrument does not specify the character and class of investments to be made and does not vest in the Association a discretion in the matter, funds held pursuant to such instrument shall be invested in investments in which corporate fiduciaries may invest under law.

     Section 7.5. Notice. Whenever notice is required by the Articles of Association, the Bylaws or law, such notice shall be by mail, postage prepaid, telegram, in person, or by any other means by which such notice can reasonably be expected to be received, using the address of the person to receive such notice, or such other personal data, as may appear on the records of the Association. Prior notice shall be proper if given not more than 30 days nor less than 10 days prior to the event for which notice is given.

                                  ARTICLE VIII

                                INDEMNIFICATION

     Section 8.1. The Association shall indemnify to the full extent permitted by, and in the manner permissible under, the Articles of Association and the laws of the United States of America, as applicable and as amended from time to time, any person made, or threatened to be made, a party to any action, suit or `proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was a director, advisory director, officer or employee of the Association, or any predecessor of the Association, or served any other enterprise as a director or officer at the request of the Association or any predecessor of the Association.

     Section 8.2. The board in its discretion may, on behalf of the Association, indemnify any person, other than a director, advisory director, officer or employee, made a party to any action, suit or proceeding by reason of the fact that such person is or was an agent of the Association or any predecessor of the Association serving in such capacity at the request of the Association or any predecessor of the Association.

                                   ARTICLE IX
                          INTERPRETATION AND AMENDMENT

     Section 9.1. The Bylaws shall be interpreted in accordance with and subject to appropriate provisions of law, and may be amended, altered or repealed, at any regular or special meeting of the board.

     Section 9.2. A copy of the Bylaws, with all amendments, shall at all times be kept in a convenient place at the main office of the Association, and shall be open for inspection to all shareholders during Association hours.

                                                                       EXHIBIT 7

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1997

     All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC -- BALANCE SHEET

                                                                                                               C200

                                                                                        DOLLAR AMOUNTS IN THOUSANDS
-------------------------------------------------------------------------------------------------------------------
ASSETS
  1.  Cash and balances due from depository institutions (from Schedule RC-A):      RCON
                                                                                    --------
      a. Noninterest-bearing balances and currency and coin (1)                     0081 ....      54,767     1.a
      b. Interest-bearing balances (2)                                              0071 ....           0     1.b
  2.  Securities:
      a. Held-to-maturity securities (from Schedule RC-B, column A)                 1754 ....           0     2.a
      b. Available-for-sale securities (from Schedule RC-B, column D)               1773 ....       3,205     2.b
  3.  Federal funds sold and securities purchased under agreements to resell        1350 ....           0     3.
  4.  Loans and lease financing receivables:
      a. Loans and leases, net of unearned income                RCON
                                                                 --------
      (from Schedule RC-C)                                       2122 ....     0              ...........     4.a
      b. LESS: Allowance for loan and lease losses               3123 ....     0              ...........     4.b
      c. LESS: Allocated transfer risk reserve                   3128 ....     0              ...........     4.c
      d. Loans and leases, net of unearned income,
         allowance, and reserve (item 4.a minus 4.b and 4.c)                        2125 ....           0     4.d
  5.  Trading assets                                                                3545 ....           0     5.
  6.  Premises and fixed assets (including capitalized leases)                      2145 ....         126     6.
  7.  Other real estate owned (from
      Schedule RC-M)                                                                2150 ....           0     7.
  8.  Investments in unconsolidated subsidiaries and associated companies (from
      Schedule RC-M)                                                                2130 ....           0     8.
  9.  Customers' liability to this bank on acceptances outstanding                  2155 ....           0     9.
 10.  Intangible assets (from Schedule RC-M)                                        2143 ....      48,568    10.
 11.  Other assets (from Schedule RC-F)                                             2160 ....       2,720    11.
 12.  Total assets (sum of items 1 through 11)                                      2170 ....     109,386    12.

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1) Includes cash items in process of collection and unposted debits.
2) Includes time certificates of deposit not held for trading.

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

SCHEDULE RC -- CONTINUED

                                                                                          DOLLAR AMOUNTS IN THOUSANDS
---------------------------------------------------------------------------------------------------------------------
LIABILITIES
 13.  Deposits:
      a. In domestic offices (sum of totals of                                        RCON
                                                                                      --------
      columns A and C from Schedule RC-E)                                             2200 ....           0    13.a
                                                                   RCON
                                                                   --------
      (1) Noninterest-bearing (1)                                  6631 ....     0              ...........    13.a.1
      (2) Interest-bearing                                         6636 ....     0              ...........    13.a.2
      b. in foreign offices, Edge and Agreement subsidiaries, and IBFs                          ...........
      (1) Noninterest-bearing                                                                   ...........
      (2) Interest-bearing                                                                      ...........
 14.  Federal funds purchased and securities sold under agreements to repurchase      2500 ....           0    14.
 15.  a. Demand notes issued to the U.S. Treasury                                     2540 ....           0    15.a
      b. Trading liabilities                                                          3548 ....           0    15.b
 16.  Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
      a. With a remaining maturity of one year or less                                2332 ....           0    16.a
      b. With a remaining maturity of more than one year                              2333 ....           0    16.b
 17.  Not applicable
 18.  Bank's liability on acceptances executed and outstanding                        2920 ....           0    18.
 19.  Subordinated notes and debentures (2)                                           3200 ....           0    19.
 20.  Other liabilities (from Schedule RC-G)                                          2930 ....       2,216    20.
 21.  Total liabilities (sum of items 13 through 20)                                  2948 ....       2,216    21.
 22.  Not applicable

EQUITY CAPITAL
 23.  Perpetual preferred stock and related surplus                                   3838 ....           0    23.
 24.  Common stock                                                                    3230 ....       1,000    24.
 25.  Surplus (exclude all surplus related to preferred stock)                        3839 ....     106,712    25.
 26.  a. Undivided profits and capital reserves                                       3632 ....        (542)   26.a
      b. Net unrealized holding gains (losses) on available-for-sale securities       8434 ....           0    26.b
 27.  Cumulative foreign currency translation adjustments                                       ...........
 28.  Total equity capital (sum of items 23 through 27)                               3210 ....     107,170    28.
 29.  Total liabilites, limited-life preferred stock, and equity capital
      (sum of items 21 and 28)                                                        3300 ....     109,386    29.

MEMORANDUM

To be reported only with the March Report of Condition.


  1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank
      by independent external auditors as of any date during 1996                     6724 ....           2     M.1

   1  =    Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

   2  =    Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

   3  =    Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

   4  =    Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

   5  =    Review of the bank's financial statements by external auditors

   6  =    Compilation of the bank's financial statements by external auditors

   7  =    Other audit procedures (excluding tax preparation work)

   8  =    No external audit work

------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2) Includes limited life preferred stock and related surplus.

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